EX.99.01-News Release Nov. 24, 2003


WindStor system sales agent engaged by McKenzie Bay


BRIGHTON, MI, Nov. 24 - McKenzie Bay International Ltd. (OTC:MKBY.PK - News) has signed a sales agency agreement with Alternative Energy Systems, Inc ("AES") of Las Vegas, Nevada.

AES will, on an exclusive basis in the State of Nevada and on a non-exclusive basis everywhere other than the State of Nevada, represent McKenzie Bay's WindStor(SM) system to their contacts and other prospective customers. AES has expertise in the sales and marketing of alternative energy systems and will coordinate installation and service of alternative energy systems for Nevada WindStor customers and AES contracts elsewhere. AES contacts include high-energy consumption casinos, developers, municipalities and other government agencies.

"We are very excited about representing WindStor to our contacts." said Mr. Tracy Huff, CEO of AES. "The opportunity to reduce present and future overall power costs while reducing dependency on grid supplied power, without incurring capital expenditures, is very compelling to our contacts." "Our WindStor system is ideal for meeting present and future power requirements of AES contacts" said Gary Westerholm, Chairman and President of McKenzie Bay. "AES' contacts represent significant and exciting diversity for WindStor market applications since the launch of WindStor on July 9th of this year."

For further information about this press release, please call Richard Kaiser-Investor Relations 800-631-8127 (001-757-306-6090), or Tracy Huff - AES
866-237-9463, or Email - info@mckenziebay.com. McKenzie Bay International Ltd. (www.mckenziebay.com), a Michigan based development stage company, is preparing to commercialize alternative energy solutions based on emerging Vanadium electricity storage devices and wind power generation systems.

About WindStor

WindStor is a 'turnkey' "Green Energy" electricity management system. Designed to work with existing sources of electricity (the "Grid", diesel, etc.), WindStor adds self-generated renewable energy from a DERMOND Wind Turbine DWT(SM) and electricity storage to the primary electricity source and selects the lowest cost electricity input for the system via a proprietary "System Integrator". Targeting high retail energy costs, WindStor's "urban" configuration was designed for commercial buildings, multistory residential dwellings, light industrial users and other businesses.

This information statement contains statements that are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as 'estimates,' 'anticipates,' 'plans,' 'believes,' 'projects,' 'expects,' 'intends,' 'predicts,' 'future,' 'may,' 'potential,' 'contemplates,' 'will,' 'should,' 'could,' 'would' or the negative of such terms or other comparable terminology. These statements relate to the Company's future operations and financial performance or other future events. These statements are only predictions and not guarantees of future success. Many of the forward-looking statements are based on assumptions about future events that may prove inaccurate. Actual events, results, performance or achievements may differ materially from the events, results, performance or achievements discussed in the forward-looking statements. These differences may result from a variety of factors, including the following: lack of operating history; unavailability of future equity infusions and other financing alternatives; failure or delays in further developing proprietary processes or effectively commercializing such processes; dependence on the success of the pilot production facility and, ultimately, Lac Dore; inability to develop new products entering the energy storage market; failure of the high-purity vanadium market to materialize; failure to obtain required governmental approvals regarding Lac Dore; and concentration of ownership of the Company's common stock by directors and officers. These and other factors that may emerge could cause decisions to differ materially from current expectations. McKenzie Bay undertakes no obligation to revise, update or clarify forward-looking statements to reflect events or conditions after the date of this information statement.